Exhibit 99.1

Adobe Investor Relations Contact
Jonathan Vaas
ir@adobe.com

Adobe Public Relations Contact
Ashley Levine
adobepr@adobe.com

Figma Public Relations Contact
Michael Amodeo
Press@figma.com

ADOBE AND FIGMA MUTUALLY AGREE TO TERMINATE MERGER AGREEMENT

San Jose and San Francisco, Calif, Dec. 18, 2023 – Today, Adobe (Nasdaq:ADBE) and Figma announced that they have entered into a mutual agreement to terminate their previously announced merger agreement, originally announced on September 15, 2022, under which Adobe would have acquired Figma for a mix of cash and stock consideration.

Although both companies continue to believe in the merits and procompetitive benefits of the combination, Adobe and Figma mutually agreed to terminate the transaction based on a joint assessment that there is no clear path to receive necessary regulatory approvals from the European Commission and the UK Competition and Markets Authority.

“Adobe and Figma strongly disagree with the recent regulatory findings, but we believe it is in our respective best interests to move forward independently,” said Shantanu Narayen, chair and CEO, Adobe. “While Adobe and Figma shared a vision to jointly redefine the future of creativity and productivity, we continue to be well positioned to capitalize on our massive market opportunity and mission to change the world through personalized digital experiences.”

“Figma has built an incredible product design platform, and I am confident in their continued innovation and growth after spending more than a year with their team and community,” said David Wadhwani, president, Digital Media Business, Adobe. “I have been impressed with Dylan and his incredible team at Figma and will look for ways to partner to delight joint customers in the future.”

“Going through this process with Shantanu, David and the Adobe team has only reinforced my belief in the merits of this deal, but it’s become increasingly clear over the past few months that regulators don’t see things the same way,” said Dylan Field, co-founder and CEO, Figma. “While we’re disappointed in the outcome, I am deeply grateful to everyone who has contributed to this effort and excited to find other ways to innovate on behalf of our respective communities with Adobe.”

The companies have signed a termination agreement that resolves all outstanding matters from the transaction, including Adobe paying Figma the previously agreed upon termination fee.

Advisors
Wachtell, Lipton, Rosen & Katz; Skadden, Arps, Slate, Meagher & Flom LLP; and Freshfields Bruckhaus Deringer are serving as legal advisors to Adobe. Fenwick & West LLP; Slaughter and May; and Cleary Gottlieb Steen & Hamilton LLP are serving as legal advisors to Figma.

Forward-Looking Statements Disclosure
In addition to historical information, this press release contains forward-looking statements within the meaning of applicable securities law. In addition, when used in this press release, the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this press release involves risks, uncertainties and assumptions based on information available to us as of the date of this press release. Such risks and uncertainties, many of which relate to matters beyond our control, could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: failure to innovate effectively and meet customer needs; issues relating to development and use of AI; failure to realize the anticipated benefits of investments or acquisitions; failure to compete effectively; damage to our reputation or brands; service interruptions or failures in information technology systems by us or third parties; security incidents; failure to effectively develop, manage and maintain critical third-party business relationships; risks associated with being a multinational corporation and adverse macroeconomic conditions; failure to recruit and retain key personnel; complex sales cycles; changes in, and compliance with, global laws and regulations, including those related to information security and privacy; failure to protect our intellectual property; litigation, regulatory inquiries and intellectual property infringement claims; changes in tax regulations; complex government procurement processes; risks related to fluctuations in or the timing of revenue recognition from our subscription offerings; fluctuations in foreign currency exchange rates; impairment charges; our existing and future debt obligations; catastrophic events; and fluctuations in our stock price. Further information on these and other factors are discussed in the section titled “Risk Factors” in Adobe’s most recently filed Annual Report on Form 10-K and Adobe's most recently filed Quarterly Reports on Form 10-Q. The risks described in this press release and in Adobe’s filings with the U.S. Securities and Exchange Commission should be carefully reviewed. Adobe undertakes no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this communication, except as required by law.

About Adobe
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

About Figma
Figma is a design platform for teams who build products together. Born on the web, Figma helps teams brainstorm, design, and build better products—from start to finish. Whether it’s consolidating tools, simplifying workflows, or collaborating across teams and time zones, Figma makes the design process faster, more efficient, and fun while keeping everyone on the same page.